Exhibit 10.11

SECOND AMENDMENT
TO
AGREEMENT FOR PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (the “Second Amendment”), dated as of November 6, 2017, is made by and between KBS LEGACY PARTNERS LOFTS LLC, a Delaware limited liability company ("Seller"), and RREF III-P ELITE VENTURE, LLC, a Delaware limited liability company ("Buyer"), with reference to the following:
WHEREAS, Buyer and Seller are parties to that certain Agreement for Purchase and Sale dated as of September 5, 2017 and that certain First Amendment to Agreement for Purchase and Sale dated as of October 2, 2017 (collectively, the "Purchase Agreement");
WHEREAS, Seller and Buyer have agreed to enter into this Second Amendment to set forth their agreement regarding the matters set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree to the following:
1.Terms. All initially capitalized terms which are used in this Second Amendment, but not otherwise defined herein, shall have the same meanings as ascribed thereto in the Purchase Agreement.
2.    Title Review Deadline. Notwithstanding the terms of Section 2.6.1 of the Purchase Agreement, Buyer and Seller hereby agree that the Title Review Deadline shall be Friday, November 17, 2017. Notwithstanding the terms of Section 2.6.3 of the Purchase Agreement, Buyer and Seller hereby agree that the Cure Notice Period and the Waiver Notice Period shall end on Monday, November 20, 2017.
3.     Closing Deadline. Buyer and Seller hereby agree that subclause b) of clause i) of Section 2.4.1 of the Purchase Agreement is hereby amended to delete the words “ninety (90) days after the Approval Date” and replace them with “sixty (60) days after the Approval Date”.
4.    Purchase Agreement Ratified. In all other respects, except as otherwise provided by this Second Amendment, the undersigned hereby ratify and confirm the Purchase Agreement which remains in full force and effect.
5.    Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of said counterparts shall constitute but one and the same instrument. Signatures delivered via facsimile or other electronic means shall be accepted as if original.
[REMAINDER OF PAGE IN INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the undersigned hereby execute this Second Amendment to be effective as of the date set forth above.

SELLER:

KBS LEGACY PARTNERS LOFTS LLC, a Delaware limited
liability company

By:	KBS Legacy Partners Properties LLC, a Delaware limited
liability company, its sole member

By:	KBS Legacy Partners Limited Partnership, a
Delaware limited partnership, its sole member

By:	KBS Legacy Partners Apartment REIT,
Inc., a Maryland corporation, its sole
general partner

By:	/s/ Guy K. Hays

Name:	Guy K. Hays

Title:	Executive Vice President

BUYER:

PREF III-P ELITE VENTURE, LLC, a Delaware limited liability
company

By:	Elite Street Capital, LLC, a Texas Delaware limited liability company, its Administrative Member
By: /s/ David Whitby
David Whitby,
its Chief Investment Officer

The undersigned joins in the execution of this Second Amendment Agreement in order to acknowledge the terms hereof.
ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Kim Belcher
Name:    Kim Belcher

Title:	Sr. Commercial Escrow Officer

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